UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2023

BIOMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37863	95-2645573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17571 Von Karman Ave. Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (949) 645-2111

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.08	BMRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2023, Biomerica, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”), relating to the issuance and sale in an underwritten public offering (the “Offering”) of an aggregate of 3,333,333 shares of the Company’s common stock, par value $0.08 per share (“Common Stock”). The public offering price was $2.40 per share of Common Stock and the Underwriter agreed to purchase the Common Stock pursuant to the Underwriting Agreement, subject to an underwriter’s discount of six percent (6.0%), at a price of $2.256 per share. The Offering closed on March 7, 2023, and the Company issued and sold an aggregate of 3,333,333 shares of Common Stock.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-239980) filed with the Securities and Exchange Commission (the “SEC”) on July 21, 2020, as amended by that certain Pre-effective Amendment No. 1 filed with the SEC on September 11, 2020,  and declared effective by the SEC on September 30, 2020, the accompanying prospectus contained therein, and preliminary and final prospectus supplements filed with the SEC in connection with the Company’s takedown relating to the Offering. A copy of the opinion of Stradling Yocca Carlson & Rauth, P.C. relating to the legality of the issuance and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 hereto.

The net proceeds from the Offering were approximately $7.4 million, after deducting underwriting discounts and commissions and other estimated Offering expenses payable by the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. In addition, subject to certain exceptions, the Company’s directors and executive officers agreed not to sell or otherwise dispose of any Common Stock for a period ending 90 days after the date of the Underwriting Agreement without first obtaining the written consent of the Underwriter.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 2, 2023, March 3, 2023, and March 7, 2023, the Company issued press releases announcing that it had launched, priced and closed the Offering, respectively. Copies of the press releases are attached as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
1.1	Underwriting Agreement, dated March 3, 2023
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)
99.1	Press Release of Biomerica, Inc., issued March 2, 2023
99.2	Press Release of Biomerica, Inc., issued March 3, 2023
99.3	Press Release of Biomerica, Inc., issued March 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMERICA, INC.

Date: March 7, 2023	By:	/s/ Zackary S. Irani
Name: Zackary S. Irani Title: Chief Executive Officer

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